Exhibit 10(b)(i)
AMENDMENT NO. 4
TO
WYLE ELECTRONICS RETIREMENT PLAN

(As Amended and Restated January 1, 2015)

    The Wyle Electronics Retirement Plan, as amended and restated effective January 1, 2015 (the “Plan”), is amended, effective as of December 31, 2018, as follows:

1.	Section 4.6 is amended to read as follows:
“4.6    Retirement Date Under Window Programs. Notwithstanding any other provision of this Article IV, an Eligible Participant described in Paragraph 8.7 or 8.9 may elect an Early Distribution Date described in and in accordance with the provisions thereof.”

2.    The second subparagraph of Paragraph 7.1(a) is amended to read as follows:
“An Eligible Participant who has met the requirements for the 2016 Window Program described in Paragraph 8.7 or the 2019 Window Program described in Paragraph 8.9 may elect to receive benefits commencing as of an Early Distribution Date described in and in accordance with the provisions thereof.”

3.    The following new Paragraph is added at the end of Article VIII:

“8.9	2019 Window Program.
(a)    2019 Window Program Eligibility. Any Eligible Participant (as defined in this Paragraph 8.9) shall be eligible during the Window Election Period to elect the commencement of benefits hereunder effective as of, and as soon as administratively feasible after, the Early Distribution Date, in lieu of any other benefit under this Plan, in any one of the available forms of distribution described in subparagraph (b).
(b)    Available Forms of Distribution. Any Eligible Participant may elect during the Window Election Period, as the method of payment under the 2019 Window Program, any one of the available forms of distribution described in this subparagraph (b).
(i)    Monthly retirement income payable in the applicable normal form of retirement benefit described in Paragraph 8.1(a), which shall be equal to the Eligible Participant’s benefit earned as of December 31, 2018, adjusted as provided in Paragraph 8.1(a), if applicable, and reduced as follows:
(A)    If the Eligible Participant is already eligible for an Early Retirement Benefit or the election of an Early Retirement Date, whichever is applicable, in accordance with the provisions of Paragraph 4.2 on the Early Distribution Date, such reduction shall be made in accordance with Paragraph 4.2; or

Amendment #4 to 01-01-2015 Restatement of Wyle Electronic Retirement Plan (plan termination    )

(B)    If the Eligible Participant is not already eligible for an Early Retirement Benefit or the election of an Early Retirement Date, whichever is applicable, in accordance with the provisions of Paragraph 4.2 on the Early Distribution Date, such monthly retirement income shall equal the immediate annuity equivalent (using the 2019 Window Period Applicable Interest Rate and 2019 Window Period Applicable Mortality Table) of the Eligible Participant’s Actuarially Equivalent Lump Sum Benefit.
(ii)    For the Eligible Participants described in subparagraph (b)(i)(A) above, monthly retirement income payable in any form of benefit described in Paragraphs 8.1(b) through (d), the amount of which shall be of equivalent Actuarial Value to the immediately monthly pension payable in the applicable normal form described in Paragraph 8.1(a). Calculation of the amount of the benefit so payable shall be made in accordance with the Joint and Survivor Factors set forth in Exhibit A.
(iii)    For Eligible Participants described in subparagraph (b)(i)(B), monthly retirement income payable in the form of the 75% Spousal Benefit Arrangement described in Paragraph 8.1(b).
(iv)    A single lump sum payment, which shall be the Eligible Participant’s Actuarially Equivalent Lump Sum Benefit. If this option is elected, and the Eligible Participant is an active participant in the Arrow Savings Plan, the Eligible Participant may elect to roll over such payment to the Arrow Savings Plan.
Surviving Spouses and alternate payees who are considered to be Eligible Participants because of the operation of the last paragraph of subparagraph (e)(iii) hereof may elect during the Window Election Period, as the method of payment under the 2019 Window Program, monthly retirement income payable in the life annuity form of retirement benefit described in Paragraph 8.1(a) or the single lump sum payment described in subparagraph (b)(iv) above.
Eligible Participants described in subparagraph (e)(iii)(D) whose Annuity Commencement Dates are on or after September 19, 2018, may only elect during the Window Election Period, as the method of payment under the 2019 Window Program, the single lump sum payment described in subparagraph (b)(iv) above with respect to the remainder of their vested accrued benefit as of the Early Distribution Date.
(c)    Elections. Any election under this Paragraph 8.9 shall be in writing on a form approved by the Committee, shall be filed in accordance with such procedures as the Committee shall establish and shall be subject to the written consent of the Eligible Participant’s spouse (as defined in Paragraph 8.1(e)) in accordance with the provisions of Paragraph 8.1(f), if applicable. If an Eligible Participant who has filed an election under this Paragraph 8.9 becomes legally married prior to the Early Distribution Date, such election shall be subject to such spousal consent requirements.
(d)    Death Prior to Payment of Window Program Benefit.

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(i)    Election of Monthly Retirement Income. If an Eligible Participant who is legally married on the Early Distribution Date elects a joint and survivor annuity form of benefit under subparagraphs (b)(i), (ii) or (iii) hereof but dies before receipt of any payment pursuant to such election, the percentage of the Preretirement Spousal Death Benefit described in Paragraph 8.3 shall be equal to the elected percentage of the joint and survivor annuity form described in subparagraph (a) or (b) of Paragraph 8.1. If an Eligible Participant who is legally married on the Early Distribution Date elects a life annuity under subparagraph (b)(ii) but dies before receipt of any payment pursuant to such election, the Eligible Participant’s surviving spouse shall receive a Preretirement Spousal Death Benefit for his or her Plan benefit, calculated and paid in accordance with Paragraph 8.3. If an Eligible Participant is not legally married on the Early Distribution Date, but would otherwise be described in this subparagraph (d)(i), no Plan benefit will be payable to any beneficiary (other than an alternate payee of an Eligible Participant under a QDRO, as defined in Paragraph 11.3, to the extent required by the terms of the applicable QDRO).
(ii)    Election of Single Lump Sum Payment. If an Eligible Participant who is legally married on the Early Distribution Date makes an election under subparagraph (b)(iv) and dies during the period beginning on the Early Distribution Date and ending 30 days thereafter, without having received any payment, the Eligible Participant’s surviving spouse may elect the payment of benefits hereunder effective as of, and as soon as administratively feasible after, the Early Distribution Date, but in no event later than 30 days after the Early Distribution Date, in the form of a lump sum equal to the Actuarially Equivalent Lump Sum Benefit, in lieu of the Preretirement Spousal Death Benefit described in Paragraph 8.3. If an Eligible Participant is not legally married on the Early Distribution Date, but would otherwise be described in this subparagraph (d)(ii), the Actuarially Equivalent Lump Sum Benefit will be paid to the Eligible Participant’s estate, except to the extent required by the terms of a QDRO.
(e)    Definitions. The following definitions and principles shall apply for purposes of this Paragraph 8.9:
(i)    ‘Actuarially Equivalent Lump Sum Benefit’ means a single sum distribution of equivalent Actuarial Value to the Eligible Participant’s monthly retirement income determined under Paragraph 6.1 (normal retirement benefit) or 4.3 (deferred retirement benefit), whichever is applicable, payable in the form of a single life annuity. The Actuarial Value of a normal retirement benefit or deferred retirement benefit, as the case may be, shall be determined as of the Early Distribution Date on the basis of the 2019 Window Period Applicable Interest Rate and 2019 Window Period Applicable Mortality Table, as follows:
(A)    ‘2019 Window Period Applicable Interest Rate’ means the average of the spot segment interest rates (i.e., the first, second and third segment rates, based on the monthly corporate bond yield curve ‘spot’ rates (without regard to a 24-month average)) in effect for the September preceding the Plan Year in which occurs the Early Distribution Date.

Amendment #4 to 01-01-2015 Restatement of Wyle Electronic Retirement Plan (plan termination    )

(B)    ‘2019 Window Period Applicable Mortality Table’ means the applicable mortality table specified by the Commissioner of Internal Revenue for purposes of Section 417(e) of the Code for the Plan Year in which occurs the Early Distribution Date.
In the case of an Eligible Participant described in subparagraph (e)(iii)(D) whose Annuity Commencement Date is on or after September 19, 2018, the provisions of this subparagraph (e)(i) shall be applied with respect to the remainder of such Participant’s monthly retirement income payable in the form in which it is being paid as of the Early Distribution Date.
(ii)    ‘Early Distribution Date’ means a date designated by the Committee to occur as soon as administratively practicable after the last day of the Window Election Period, with actual distribution or commencement of benefits in no event later than 30 days thereafter, unless a later date and payment terms are approved by the Committee with respect to all similarly situated Eligible Participants on account of reasonable administrative delay.
(iii)     ‘Eligible Participant’ means any Participant who:
(A)    Is vested to any extent in his or her Plan benefit;
(B)     Is living on the Early Distribution Date;
(C)    Is not eligible for a small benefit distribution under Paragraph 8.5 on the Early Distribution Date, based on the Actuarial Value (as determined under subparagraph (e)(i)) of his or her vested benefit under the Plan;
(D)    Has not yet received or commenced receiving distribution of his or her vested accrued benefit prior to the Early Distribution Date, except to the extent that a Participant with an Annuity Commencement Date of September 19, 2018, or later has not received the remainder of his or her vested accrued benefit as of the Early Distribution Date; and
(E)    Is not subject to a QDRO to the extent that such QDRO prohibits him from electing one or more of the options available to such Eligible Participant under this Paragraph 8.9.
A surviving spouse of a Participant who would be an Eligible Participant but for the requirement of subparagraph (e)(iii)(B) above or an alternate payee of an Eligible Participant under a QDRO shall be considered an Eligible Participant for purposes of the elections described in the last paragraph of subparagraph (b).
(iv)    Notwithstanding the foregoing subparagraph (e)(iii), the following Participants and other individuals are specifically excluded from eligibility under this Paragraph 8.9, even if they would otherwise meet the requirements of subparagraph (e)(iii):

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(A)    Any Participant, surviving spouse or alternate payee under a QDRO who is required to have commenced distributions under Section 401(a)(9) of the Code as of the Early Distribution Date;
(B)     Any Participant who had provided a pending draft or issued domestic relations order relating to his or her benefit under the Plan to the Committee prior to receipt of payments under this Section 8.9, with respect to which order the Committee has not made a final determination of its qualified status prior to January 1, 2019;
(C)    Any alternate payee under a pending draft or issued domestic relations order described in subparagraph (e)(iv)(B) above;
(D)    Any Participant, surviving spouse, or alternate payee under a QDRO who could not be located by the Committee prior to the date that is two weeks prior to the last day of the Window Election Period, after a diligent search had been performed;
(E)    Any Participant, surviving spouse or alternate payee under a QDRO whose relevant data had not been validated prior to the date that is two weeks prior to the last day of the Window Election Period, after a reasonable effort by the Committee;
(F)    Any surviving spouse of a Participant who would have been an Eligible Participant but for the requirement of subparagraph (e)(iii)(B) because the Participant’s death occurred at any time prior to the Early Distribution Date;
(G)    Any surviving spouse or alternate payee under a QDRO whose Plan benefit has an actuarial present value of no more than $5,000 on the Early Distribution Date, based on the Actuarial Value (as determined under subparagraph (e)(i)) of his or her Plan benefit;
(H)    Any surviving spouse or alternate payee under a QDRO who received or commenced receiving distribution of his or her Plan benefit prior to the Early Distribution Date.
(v)    ‘Window Election Period’ means the 45-day period (but including extensions of uniform applicability for similarly situated Eligible Participants as approved by the Committee) designated by the Committee to begin as soon as administratively practicable after the Company receives a favorable determination letter issued by the Internal Revenue Service with respect to the Plan’s termination. An Eligible Participant may revoke his or her election of an available form of distribution by a written revocation that is received by the Committee any time prior to the Early Distribution Date.
(f)    Application to Benefits Accrued Under Sylvan Ginsbury, Ltd. Pension Plan. This Paragraph 8.9 shall apply, but shall not modify either the rules of calculation or

Amendment #4 to 01-01-2015 Restatement of Wyle Electronic Retirement Plan (plan termination    )

the optional forms of benefit available, with respect to benefits accrued under the Sylvan Ginsbury, Ltd. Pension Plan prior to its merger into the Plan, as described in the last paragraph of Paragraph 8.1(a). If a lump sum payment is elected with respect to benefits accrued under the Sylvan Ginsbury, Ltd. Pension Plan, the applicable interest rate and mortality tables indicated in Paragraph 8.6 shall apply.
(g)    Limited Applicability of the 2019 Window Program. This Paragraph 8.9 shall have no applicability, and shall create no additional rights to benefits, with respect to any person who is not, or is not considered to be, an Eligible Participant, or with respect to any such individual who fails to make an election during the Window Election Period.”

Amendment #4 to 01-01-2015 Restatement of Wyle Electronic Retirement Plan (plan termination    )